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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 2000 relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, and the financial statements of the
U. S. Steel Group, appearing on pages U-1, M-1, and S-1, respectively, in USX Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
February 20, 2001